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                                                                  EXHIBIT 23(a)


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 13, 1998, included in the Public Service Company of Colorado Form 10-K for the year ended December 31, 1997, included in the New Century Energies, Inc. combined Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.


                                    /s/ ARTHUR ANDERSEN LLP


Denver, Colorado,
March 30, 1998